UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On November 27, 2012, Powerwave Technologies, Inc., a Delaware corporation (the “Company”), received a letter from The NASDAQ OMX Group (“NASDAQ”) notifying the Company that it fails to comply with NASDAQ Listing Rule 5450(b)(3)(C) because the market value of publicly held shares of the Company’s common stock has fallen below the minimum $15,000,000 requirement for continued listing for a period of at least 30 consecutive business days. The NASDAQ letter has no immediate effect on the listing of the Company’s common stock.

In accordance with NASDAQ Listing Rule 5810(c)(3)(D), the Company has a period of 180 calendar days, or until May 28, 2013, to regain compliance with the minimum market value of publicly held shares rule. If at any time before May 28, 2013, the market value of publicly held shares of the Company’s common stock is $15,000,000 for a minimum of 10 consecutive business days, the Company will regain compliance with the market value of publicly held shares rule, subject to NASDAQ’s discretion to increase this time period. If compliance with the market value of publicly held shares rule cannot be demonstrated by May 28, 2013, NASDAQ will issue a Staff Delisting Determination Letter and the Company’s common stock will be subject to delisting from The Nasdaq Global Select Market.

In the event that the Company receives a NASDAQ Staff Delisting Determination Letter, NASDAQ rules permit the Company to appeal any delisting determination to a NASDAQ Hearings Panel. Alternatively, NASDAQ may permit the Company to transfer its common stock to The NASDAQ Capital Market if, at that time, it satisfies the requirements for initial inclusion set forth in NASDAQ Listing Rule 5505. If its application for transfer is approved, the Company would have an additional 180 calendar days to comply with NASDAQ Listing Rule 5450(b)(3)(C) in order to remain on The NASDAQ Capital Market.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2012, the Company received a letter from NASDAQ notifying the Company that it failed to comply with NASDAQ Listing Rule 5450(a)(1) because the bid price of the Company’s common stock closed below $1.00 for 30 consecutive business days prior to June 15, 2012.

The Company will continue to monitor both the bid price for its common stock and the market value of publicly held shares of its common stock, and will continue to assess the various alternatives available to it to allow it to regain compliance with the minimum bid price rule and the market value of publicly held shares rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC

Date: November 30, 2012	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer